UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2012

SANDALWOOD VENTURES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54507	68-0679096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Riverside House, Riverside Drive
Aberdeen, United Kingdom AB11 7LH
 (Address of principal executive offices)

Registrant’s telephone number, including area code:  +44-122-422-4328

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In February and March 2012, Sandalwood Ventures, Ltd. (the “Company” or ”we”) issued three convertible promissory notes. A note dated February 3, 2012 in the principal amount of $5,000 was issued to Little Bay Consulting SA (“Little Bay”) in connection with a loan of $5,000 made to the Company by Little Bay, which note matures in February 2013, and bears interest at the rate of 8% per annum. A note dated February 17, 2012 in the principal amount of $5,000 was issued to MIH Holdings Ltd. (“MIH”) in connection with a loan of $5,000 made to the Company by MIH, which note matures in February 2013, and bears interest at the rate of 8% per annum.  The third note dated March 6, 2012, in the principal amount of $10,000 was issued to MIH in connection with a loan of $10,000 made to the Company by MIH, which note matures in March 2013, and bears interest at the rate of 8% per annum. At any time prior to the payment in full of the entire balance of the notes, the holder of each note has the option of converting all or any portion of the unpaid balance (principal and any accrued and unpaid interest) of the convertible notes into shares of the Company’s common stock at a conversion price equal to $0.000357 per share, subject to adjustment upon certain events. Assuming no adjustment to the conversion price, if the holders convert the entire principal balance of the convertible notes, they would be issued 14,000,000, 14,000,000, and 28,000,000 shares of the Company’s common stock, respectively (not including the conversion of any accrued and unpaid interest and notwithstanding the Conversion Limitation as such relates to Little Bay and MIH as described below).

Effective April 20, 2012, Talon International Corp. (“Talon”) loaned the Company $115,000 (the “Talon Loan”), which was evidenced by a convertible promissory note (as amended and restated, which amendment and restatement are reflected in the discussion below). The note bears interest at the rate of 8% per annum and matures on April 20, 2013. At any time prior to the payment in full of the entire balance of the note, the holder has the option of converting all or any portion of the unpaid balance (principal and any accrued and unpaid interest) of the convertible note into shares of the Company’s common stock at a conversion price equal to $0.000357 per share, subject to adjustment upon certain events. Assuming no adjustment to the conversion price, if the holder converts the entire principal balance of the convertible note, it would be issued 322,128,851 shares of the Company’s common stock (not including the conversion of any accrued and unpaid interest) provided that promissory note included a Conversion Limitation (as defined below).

In May 2012, and effective as of June 2, 2011, February 2, 2011 and December 21, 2011, the Company entered into amendments to the outstanding Convertible Promissory Notes with Cornerstone Global Investments, Little Bay and MIH, respectively.  The amendments added a provision to the convertible notes which prohibited the holder thereof from converting such note into shares of the Company’s common stock if such conversion would result in the holder holding more than 4.99% of the Company’s common stock, subject to each holder’s ability to waive such limitation with not less than 61 days prior written notice to the Company (the “Conversion Limitation”).

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The shares of our common stock sold by Mr. Slater pursuant to the Stock Purchase Agreement (described below under Item 5.01) were transferred in reliance on exemptions from registration pursuant to Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

The Series A Preferred Stock issued by the Company to Ira Morris (described below under Item 5.03) were issued in reliance on an exemption from registration pursuant to Section 4(2) and/or Regulation S of the Securities Act.

The convertible promissory notes sold in February, March and April 2012, as described above, were issued by the Company in reliance on an exemption from registration pursuant to Section 4(2) and/or Regulation S of the Securities Act.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On or around April 9, 2012, Edwin Slater, our then sole officer and Director and majority shareholder, and Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev (collectively, the “Purchasers”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”).

Pursuant to the Stock Purchase Agreement, each of the Purchasers agreed to purchase 1/4th of the total shares of common stock held by Mr. Slater (280,000,000 shares of common stock each or 1,120,000,000 shares of common stock in total) for $5,000, or $20,000 in aggregate.    The Stock Purchase Agreement closed on May 3, 2012. Mr. Slater held 93.7% of our outstanding voting securities prior to the closing of the Stock Purchase Agreement and each Purchaser acquired rights to 23.4% of our voting securities (notwithstanding the issuance of the newly designated Series A Preferred Stock, as described below) upon the closing of the Stock Purchase Agreement.

Form 10 Information regarding the Company and its operations is incorporated herein by reference from the Company’s previously filed (a) Form 10-K Annual Report for the year ended June 30, 2011, filed with the Commission on October 11, 2011, (b) Form 10-Q Quarterly Reports for the quarters ended September 30, 2011 and December 31, 2011, filed with the Commission on November 14, 2011 and February 14, 2012, respectively, (c) Schedule 14F-1 filed with the Commission on April 20, 2012, and mailed to shareholders on or around April 23, 2012, and (d) Amendment Number 2 to Registration Statement on Form S-1/A, filed with the Commission on January 12, 2010 (collectively the “Prior Filings”).  There have been no material changes to the disclosures previously made in the Prior Filings, other than as a result of the change of control described herein.  If in the future, the new control persons of the Company desire to affect a change in business focus or business plan or undertake a business combination or other transaction involving the Company, of which the current control persons have no immediate plans, the Company will file a Form 8-K disclosing such information and related Form 10 Information with the Commission.

Additionally, following the Closing (defined below), Ira Morris will hold all 1,000 shares of our outstanding Series A Preferred Stock (described below under Item 5.03), Mr. Morris will become the majority shareholder of the Company and a change in control of the Company will be deemed to have occurred as a result of the Super Majority Voting Rights (as defined below) attributable to such Series A Preferred Stock.  The Form 8-K filed by the Company on April 20, 2012 and the Schedule 14F-1 previously filed by the Company on April 20, 2012 and mailed to shareholders of the Company on April 23, 2012, previously incorrectly stated that Talon International Corp. and not Mr. Morris would be issued the Series A Preferred Stock.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Immediately upon the closing of the Stock Purchase Agreement on May 3, 2012 (the “Closing”), Mr. Slater, as the Company’s sole Director increased the number of Directors of the Company from one (1) to four (4) and appointed Ronald Kopman; Maurizio Cochi and Barry Wohl as Directors of the Company (the “Change in Directors” and the “New Directors”).  Immediately thereafter, Mr. Slater resigned as an officer and Director of the Company and the Board of Directors of the Company appointed Mr. Kopman as the President and Chief Financial Officer of the Company and Mr. Cochi as the Secretary and Treasurer of the Company.

Biographical information regarding the New Directors is provided below:

NAME	AGE	POSITION
Ronald Kopman	69	President, Chief Financial Officer, and Director

Maurizio Cochi	57	Treasurer, Secretary and Director

Barry Wohl	59	Director

Ronald Kopman

On May 3, 2012, Mr. Kopman was appointed as the President, Chief Financial Officer and Director of the Company.  Mr. Kopman has served as the Partner, General Manager and Sales Manager of Fastenersavings.com since 2006, which company is engaged in the resale of various industrial fasteners and components.  From 1998 to 2005, Mr. Kopman was self-employed as a consultant working for various companies engaged in the manufacturing and importing of industrial supplies and components.  From 1994 to 1997, Mr. Kopman was employed as the Secretary, Treasurer and Sales Manager of Omega Electric Company, Inc. From 1982 to 1994, Mr. Kopman served as a Real Estate Agent with ReMax Revenue Properties.  From 1968 to 1982, Mr. Kopman served as President and Chief Executive Officer of Fastener World Ltd.

Maurizio Cochi

On May 3, 2012, Mr. Cochi was appointed as the Treasurer, Secretary and Director of the Company.  Mr. Cochi has served as the owner and Manager of One Stop Auto Centre, an Auto Parts and Product Wholesale Distributor since 1978.  Mr. Cochi graduated with honors from Western Technical Commercial School in Toronto, Ontario in 1973.  Mr. Cochi is a former Director of the Automotive Aftermarket Retailers of Ontario (AARO) and a former Board member of the Learning Enrichment Foundation (LEF).  Mr. Cochi was also an owner of and driver of a Canadian Association for Stock Car Auto Racing (CASCAR) racecar from 1990 to 2002 and an owner and Manager of a CASCAR racing team from 2002 to 2010.

Barry Wohl

On May 3, 2012, Mr. Wohl was appointed as a Director of the Company.  Mr. Wohl has served as the President of Wohl HR Consulting and Search – Executive Recruiting, since October 2010.  From March 2009 to May 2010, Mr. Wohl served as Vice President of Human Resources for Vector Aerospace, an independent provider of aviation repair and overhaul services.  From April 1996 to January 2009, Mr. Wohl served as Vice President of Human Resources and as a Director of Messier-Dowty, Inc., a designer and manufacturer of aerospace landing gear systems. Mr. Wohl received a Bachelor’s Degree in Mathematics from McMaster University in 1974.  Mr. Wohl has also completed the Cambridge Executive Leadership Program.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 3, 2012, the Company agreed to issue Ira Morris 1,000 shares of the Company’s newly designated Series A Preferred Stock in consideration for services rendered to the Company.  Upon such issuance Mr. Morris became the majority shareholder of the Company and a change in control of the Company was deemed to have occurred as a result of the Super Majority Voting Rights (as defined below).  The Form 8-K filed by the Company on April 20, 2012 and the Schedule 14F-1 previously filed by the Company on April 20, 2012 and mailed to shareholders of the Company on April 23, 2012, previously incorrectly stated that Talon International Corp. and not Mr. Morris would be issued the Series A Preferred Stock.

On or around April 9, 2012, Mr. Slater, as the sole Director of the Company approved the filing of a Certificate of Designation of a series of 1,000 shares of Series A Preferred Stock of the Company, which designation was subsequently filed with the Secretary of State of Nevada on April 13, 2012 (the “Series A Preferred Stock”).  The holders of the Series A Preferred Stock, voting separately as a class are entitled to vote in aggregate, on all shareholders matters, 51% of the total vote on such shareholder matters, no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future (the “Super Majority Voting Rights”).  Additionally, the Company is prohibited from adopting any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, making any changes to the Certificate of Designation establishing the Series A Preferred Stock, or effecting any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit #	Description of Exhibit

3.1(1)	Series A Preferred Stock Designation

10.1(1)	Stock Purchase Agreement

10.2*	$5,000 Convertible Promissory Note with Little Bay Consulting SA (effective February 3, 2012)

10.3*	$5,000 Convertible Promissory Note with MIH Holdings Ltd. (effective February 17, 2012)

10.4*	$10,000 Convertible Promissory Note with MIH Holdings Ltd. (effective March 6, 2012)

10.5*	$115,000 Amended and Restated Convertible Promissory Note with Talon International Corp. (effective April 20, 2012)

10.6*	Amendment to Convertible Promissory Note with Cornerstone Global Investments

10.7*	Amendment to Convertible Promissory Note with Little Bay Consulting SA

10.8*	Amendment to Convertible Promissory Note with MIH Holdings Ltd.

 * Filed herewith.

(1) Filed as exhibits to the Form 8-K current report filed with the Commission on April 20, 2012, an incorporated herein by reference.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sandalwood Ventures, Ltd.

By:	/s/ Ronald Kopman
Ronald Kopman
Title: Chief Executive Officer

Date:   May 10, 2012